Exhibit 10.3

[ * ] = CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, iTEM 601(B)(10).  sUCH EXCLUDED INFORMATION IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

Royalty Purchase Agreement

By and Between

Cytokinetics, Incorporated

and

Dolya Holdco 19 Designated Activity Company

(in the process of changing its name to RTW Royalty Holdings Designated Activity Company)

Dated as of July 14, 2020

ii

Index of Exhibits

Exhibit A: Form of Bill of Sale

Exhibit B: [*]

[*]

Index of Schedules

Schedule 1:Chemical Structure

iii

ROYALTY PURCHASE AGREEMENT

This Royalty Purchase Agreement, dated as of July 14, 2020 (this “Agreement”), is made and entered into by and between Cytokinetics, Incorporated, a Delaware corporation (the “Seller”), on the one hand, and Dolya Holdco 19 Designated Activity Company (in the process of changing its name to RTW Royalty Holdings Designated Activity Company), a designated activity company incorporated under the laws of Ireland under company number 669527 and whose registered office is at [*] (the “Buyer”), on the other hand.

W I T N E S S E T H:

Whereas, pursuant to the License Agreement, the Seller has assigned certain rights and granted certain licenses to the Licensee, and the Licensee, in partial consideration therefor, agreed to pay the Royalty and other payments to the Seller;

Whereas, the Buyer desires to purchase the Royalty from the Seller, and the Seller desires to sell the Royalty to the Buyer.

Now Therefore, in consideration of the representations, warranties, covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller and the Buyer hereby agree as follows:

Article 1

PURCHASE AND SALE OF THE ROYALTY

Section 1.1Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall sell, transfer and convey to the Buyer, and the Buyer shall purchase, acquire and accept from the Seller, free and clear of all liens and encumbrances (other than those contemplated by this Agreement), all of the Seller’s right, title and interest in and to the Royalty.

Section 1.2Purchase Price. The purchase price to be paid to the Seller for the sale, transfer and conveyance of the Seller’s right, title and interest in and to the Royalty to the Buyer is EIGHTY-five million dollars ($85,000,000) (the “Purchase Price”).

Section 1.3No Assumed Obligations, Etc. Notwithstanding any provision in this Agreement to the contrary, (a) the Buyer is purchasing, acquiring and accepting solely the Royalty, (b) the sale, transfer and conveyance to the Buyer of the Royalty pursuant to this Agreement shall not in any way subject the Buyer to, or transfer, affect or modify, any obligation or liability of the Seller under the License Agreement and (c) the Buyer expressly does not assume or agree to become responsible for any obligation or liability of the Seller whatsoever, except to the extent expressly contemplated by Section 5.5 or Article 8.  Except as specifically set forth herein in respect of the Royalty purchased, transferred, conveyed, acquired and accepted hereunder, the Buyer does not, by such purchase, transfer, conveyance, acquisition and acceptance, acquire any other contract rights, title and interest of the Seller under the License Agreement or any other assets of the Seller.

Section 1.4True Sale. It is the intention of the parties hereto that the sale, transfer and conveyance as contemplated by this Agreement be, and is, a true, complete, absolute and irrevocable sale by the Seller to the Buyer of all the Seller’s right, title and interest in and to the Royalty and provides the Buyer with the full benefits of ownership of the Royalty, subject to the terms and conditions set forth in the License Agreement and in this Agreement.  Neither the Seller nor the Buyer intends the transactions contemplated by this Agreement to be, or for any purpose characterized as, a loan from the Buyer to the Seller or a pledge, a security interest, a financing transaction or a borrowing.  Accordingly, the Seller shall treat the sale, transfer and conveyance of the Royalty as a sale of an “account” or a “payment intangible” (as appropriate) in accordance with the UCC, and the Seller hereby authorizes the Buyer (at the Buyer’s cost and expense) to file financing statements (and continuation statements with respect to such financing statements when applicable) naming the Seller as the seller and the Buyer as the purchaser in respect of the Royalty as may be necessary to perfect such sale (the “Specified Financing Statements”).  Not in derogation of the foregoing statement of the intent of the parties hereto in this regard, and for the purpose of providing additional assurance to the Buyer in the event that, despite the intent of the parties hereto, the sale, transfer and conveyance contemplated hereby is held not to be a sale, this Agreement shall constitute a security agreement and the Seller does hereby grant to the Buyer, as security for the obligations of the Seller hereunder, a first priority security interest in all right, title and interest of the Seller in, to and under the Royalty and any “proceeds” (as such term is defined in the UCC) thereof, and the Seller does hereby authorize the Buyer, from and after the Closing, to file such financing statements (and continuation statements with respect to such financing statements when applicable) as may be necessary to perfect such security interest.  Following the termination of this Agreement, upon the Seller’s request, the Buyer shall, at the expense of the Seller, file or authorize and empower the Seller to file, a UCC-3 termination statement terminating the security interest granted in this Section 1.4.  For sake of clarification, the foregoing statements in this Section 1.4 shall not bind either party regarding the reporting of the transactions contemplated hereby for GAAP or securities law reporting purposes.  Each of the Seller and the Buyer hereby waives, to the maximum extent permitted by applicable law, any right to contest or otherwise assert that this Agreement does not constitute a true, complete, absolute and irrevocable sale by the Seller to the Buyer of all of the Seller’s right, title and interest in and to the Royalty under applicable law, which waiver shall, to the maximum extent permitted by applicable law, be enforceable against the Seller in any bankruptcy or insolvency proceeding relating to the Seller.

Article 2

CLOSING

Section 2.1Closing. The Closing shall take place on the third Business Day after the date on which the conditions set forth in Article 4 have been satisfied (or waived by the Buyer or the Seller, as applicable, in accordance with Section 9.7), or at such other place, time and date as the parties hereto may mutually agree. Subject to the provisions of Article 7, failure to consummate the sale, transfer and conveyance of the Royalty as provided in this Article 2 on the date and at the place determined pursuant to this Section 2.1 shall not result in a termination of this Agreement and shall not relieve either party hereto of any of its respective obligations hereunder.  The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

Section 2.2Payment of Purchase Price. At the Closing, the Buyer shall deliver (or cause to be delivered) payment of the Purchase Price to the Seller by wire transfer of immediately available funds to one or more accounts specified by the Seller in writing to the Buyer at least three (3) Business Days prior to the Closing Date.

Section 2.3Officer’s Certificates.

(a)Seller’s Officer’s Certificate. On the date hereof, the Seller shall deliver to the Buyer a certificate of the Secretary or an Assistant Secretary of the Seller, dated the date hereof, certifying as to (i) the incumbency of the officer of the Seller executing this Agreement on behalf of the Seller and the officer of the Seller who will execute the Bill of Sale and the Royalty Payment Instruction on behalf of the Seller and (ii) the attached copies of the Seller’s organizational documents and resolutions adopted by the Seller’s board of directors authorizing the execution and delivery by the Seller of this Agreement, the Bill of Sale and the Royalty Payment Instruction and the consummation by the Seller of the transactions contemplated hereby and thereby.

(b)Buyer’s Officer’s Certificate. On the date hereof, the Buyer shall deliver to the Seller a certificate of an authorized Person of the Buyer, dated the date hereof, certifying as to (i) the incumbency of the representative executing this Agreement on behalf of the Buyer and the representative of the Buyer who will execute the Bill of Sale and the Royalty Payment Instruction on behalf of the Buyer and (ii) the copies of the Buyer’s organizational documents and resolutions adopted by the Buyer’s board of directors (or other applicable governing body of the Buyer) authorizing the execution and delivery by the Buyer of this Agreement, the Bill of Sale and the Royalty Payment Instruction and the consummation by the Buyer of the transactions contemplated hereby and thereby.

Section 2.4Bill of Sale. At the Closing, the Seller and the Buyer shall each deliver to the other party hereto a duly executed counterpart to the bill of sale evidencing the sale, transfer and conveyance of the Royalty, substantially in the form attached hereto as Exhibit A (the “Bill of Sale”).

Section 2.5[Intentionally Omitted.]

Section 2.6Licensee Letter Agreement. Prior to the Closing, the Seller shall have delivered to the Buyer a duly executed agreement from the Licensee, in form and substance satisfactory to the Buyer, consenting to the sale of the Royalty pursuant to this Agreement and certain other matters (the “Licensee Letter Agreement”), it being understood that a letter agreement in the form of the letter agreement attached hereto as Exhibit C shall be satisfactory to the Buyer.

Section 2.7Lender Consent. Prior to the Closing, the Seller shall have delivered to the Buyer a duly executed agreement or consent from the Lender, in form and substance satisfactory to the Buyer, consenting to the sale of the Royalty pursuant to this Agreement and the grant of the Buyer’s security interest under Section 1.4 and terminating Lender’s security interest in the Royalty and the related account or payment intangible (the “Lender Consent”).

Section 2.8Lien Searches. Prior to the Closing, the Buyer shall have received (a) the results of a recent search in the state of Delaware of all effective financing statements made against the Seller, together with copies of all such filings disclosed by such search and (b) termination statements and amendment statements, as applicable, in each case in form and substance satisfactory to the Buyer to be filed with the Secretary of State of the State of Delaware as may be necessary to terminate or amend, as applicable, any effective financing statements that involve or relate to the Royalty or the License Agreement that are disclosed by the search referred to in the immediately preceding clause (a) or as otherwise in existence (including, without limitation, any effective financing statements in favor of the Lender that involve or relate to the Royalty or the License Agreement), which termination statements and amendment statements, as applicable, shall be filed concurrently with the consummation of the Closing (the items referred to in clauses (a) and (b) of this Section 2.8, collectively, the “Lien Release Documents”).

Section 2.9Royalty Payment Instruction. As soon as practicable (and in any event within one Business Day) after the Closing, the Seller and the Buyer shall deliver to the Licensee the duly executed Royalty Payment Instruction.

Article 3

REPRESENTATIONS AND WARRANTIES

Section 3.1Seller’s Representations and Warranties. The Seller represents and warrants to the Buyer that as of the date hereof and as of the Closing Date (as contemplated by Section 4.1(b)):

(a)Existence; Good Standing. The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.  The Seller is duly licensed or qualified to do business and is in corporate good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and in corporate good standing has not and would not reasonably be expected to have, either individually or in the aggregate, a Seller Material Adverse Effect.

(b)Authorization. The Seller has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Bill of Sale and the Royalty Payment Instruction.  The execution, delivery and performance of this Agreement, the Bill of Sale and the Royalty Payment Instruction and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of the Seller.

(c)Enforceability. This Agreement has been, and the Bill of Sale and the Royalty Payment Instruction when executed and delivered will be, duly executed and delivered by an authorized officer of the Seller. This Agreement constitutes, and the Bill of Sale and the Royalty Payment Instruction when executed and delivered will constitute, the valid and binding obligation of the Seller, enforceable against the Seller in accordance with their respective terms, except as may be limited by applicable Bankruptcy Laws or by general principles of equity (whether considered in a proceeding in equity or at law).

(d)No Conflicts. The execution, delivery and performance by the Seller of this Agreement, the Bill of Sale and the Royalty Payment Instruction and the consummation of the transactions contemplated hereby and thereby do not and will not (i) contravene or conflict with the certificate of incorporation or bylaws of the Seller, (ii) contravene or conflict with or constitute a default under or violation of any law or Judgment binding upon or applicable to the Seller except for such contraventions, conflicts, defaults or violations that, individually or in the aggregate, would not reasonably be expected to result in a Seller Material Adverse Effect, (iii) contravene or conflict with, constitute a breach of, or constitute a default under the License Agreement or the Loan Agreement or (iv) except for such contraventions, conflicts, breaches or defaults that, individually or in the aggregate, would not reasonably be expected to result in a Seller Material Adverse Effect, contravene or conflict with, constitute a breach of, or constitute a default under any material agreement (other than the License Agreement or the Loan Agreement) binding upon or applicable to the Seller.

(e)Consents. Except for (i) the consents that have been obtained on or prior to the Closing, (ii) filings required by the federal securities laws or stock exchange rules, (iii) the Royalty Payment Instruction and (iv) the filing of the Specified Financing Statements with the Secretary of State of the State of Delaware, no consent, approval, license, permit, notice, order, authorization, registration, declaration or filing with or of any Governmental Entity or other Person is required to be done or obtained by the Seller in connection with (A) the execution and delivery by the Seller of this Agreement, the Bill of Sale and the Royalty Payment Instruction, (B) the performance by the Seller of its obligations under this Agreement, the Bill of Sale or the Royalty Payment Instruction or (C) the consummation by the Seller of any of the transactions contemplated by this Agreement, the Bill of Sale or the Royalty Payment Instruction.

(f)No Litigation. There is no action, suit, investigation or proceeding pending, or, to the Knowledge of the Seller, threatened (in writing), before any Governmental Entity, court or arbitrator to which the Seller is a party that, individually or in the aggregate, would, if determined adversely to the Seller, reasonably be expected to result in a Seller Material Adverse Effect.

(g)Compliance with Laws. The Seller has not violated, is not in violation of, has not been given written notice that it has violated, and, to the Knowledge of the Seller, the Seller is not under investigation with respect to its violation of, nor has the Seller been threatened (in writing) to be charged with any violation of, any law or Judgment applicable to the Seller, which violation would reasonably be expected to result in a Seller Material Adverse Effect.

(h)License Agreement. A true, correct and complete copy of the License Agreement has been delivered by the Seller to the Buyer.  [*].

(i)No Other Agreements; Amendments. The License Agreement is the only agreement, instrument, arrangement, waiver or understanding between the Seller (or any predecessor or Affiliate thereof), on the one hand, and the Licensee (or any predecessor or Affiliate thereof), on the other hand, relating to the Royalty, and there are no other agreements, instruments, arrangements, waivers or understandings between the Seller (or any predecessor or any Affiliate thereof), on the one hand, and the Licensee (or any predecessor or Affiliate thereof), on the other hand, that relate to the Royalty or that would reasonably be expected to result in a Seller Material Adverse Effect. [*].

(ii)Validity and Enforceability of Agreements. The License Agreement is a valid and binding obligation of the Seller and, to the Knowledge of the Seller, the Licensee.  The License Agreement is enforceable against each of the Seller and, to the Knowledge of the Seller, the Licensee in accordance with its terms, in each case except as may be limited by applicable Bankruptcy Laws or by general principles of equity (whether considered in a proceeding in equity or at law).  [*].

(iii)No Liens or Assignments by the Seller. Except for (x) Liens that have been or will be terminated on or prior to, or concurrently with, the Closing, (y) Liens contemplated hereby and (z) Liens on the License Agreement contemplated to remain outstanding pursuant to the Lender Consent, the Seller has not conveyed, assigned or in any other way transferred or granted any Liens upon or security interests with respect to all or any portion of its right, title and interest in and to the Royalty or the License Agreement.

(iv)No Termination. The Seller has not (A) given the Licensee any written notice of termination of the License Agreement (whether in whole or in part) or any written notice expressing any intention or desire to terminate the License Agreement or (B) received from the Licensee any written notice of termination of the License Agreement (whether in whole or in part) or any written notice expressing any intention or desire to terminate the License Agreement.  To the Knowledge of the Seller, no event has occurred that would give rise to the expiration of the License Agreement.

(v)No Breaches. There is and has been no material breach under any provision of the License Agreement by the Seller (or any predecessor thereof), and, to the Knowledge of the Seller, there is no event that upon notice or the passage of time, or both, would reasonably be expected to give rise to any material breach by the Seller under any provision of the License Agreement.  To the Knowledge of the Seller, there is and has been no material breach under any provision of the License Agreement relating to or otherwise affecting the Royalty by the Licensee (or any predecessor thereof), and, to the Knowledge of the Seller, there is no event that upon notice or the passage of time, or both, would reasonably be expected to give rise to any such material breach by the Licensee.

(vi)Payments Made. To the Knowledge of the Seller, the Licensee has paid the full amount of (A) the payments due and payable to the Seller in respect of Relevant Products, (B) the payments for FTEs (as such term is defined in the License Agreement) due and payable to the Seller pursuant to Section 5 of the License Agreement, (C) the payments for milestones due and payable to the Seller pursuant to Section 7(a) of the License Agreement and (D) the payments for transfer of materials and reimbursement of costs due and payable to the Seller. Other than such payments, to the Knowledge of the Seller, the Seller has received no other payments under the License Agreement.

(vii)No Assignments by Licensee. The Seller has not consented to, and the Seller has not been notified in writing of, any sublicense, assignment or other transfer by the Licensee of the License Agreement or of any of the Licensee’s rights or obligations under the License Agreement.  To the Knowledge of the Seller, the Licensee has not sublicensed, assigned or otherwise transferred the License Agreement or any of its rights or obligations under the License Agreement to any Person.

(viii)No Indemnification Claims. The Seller has not notified the Licensee or any other Person of any claims for indemnification under the License Agreement nor has the Seller received any claims in writing for indemnification under the License Agreement by the Licensee, whether pursuant to Section 10 thereof or otherwise.

(ix)No Royalty Reductions. To the Knowledge of the Seller, the amount of the Royalty is not subject to any outstanding claim against the Seller pursuant to any right of set-off, counterclaim, credit, reduction or deduction by contract or otherwise against such Royalty (a “Royalty Reduction”).  To the Knowledge of the Seller, no event or condition exists that, upon notice or passage of time or both, would reasonably be expected to permit the Licensee to claim, or have the right to claim, a Royalty Reduction.  The Seller has not received any written notice from the Licensee expressing an intention by the Licensee to claim or apply any Royalty Reduction.

(x)Audits. The Seller has not initiated, pursuant to Section 7(c) of the License Agreement or otherwise, any inspection or audit of books of accounts or other records pertaining to Net Sales, the calculation of royalties or other amounts payable to the Seller under the License Agreement.

(xi)Research Term. The Seller and the Licensee have terminated the Research Plan (as defined under the License Agreement) and the Research Term (as defined under the License Agreement) has expired.

(xii)[*].

(xiii)No Waivers or Releases. The Seller has not granted any material waiver under the License Agreement and has not released the Licensee, in whole or in part, from any of its material obligations under the License Agreement.

(xiv)No Disputes. The Seller has not (i) received any written notice of any dispute from the Licensee pursuant to the License Agreement or (ii) given any written notice of any dispute to the Licensee pursuant to the License Agreement.

(i)Title to Royalty. Except for any Liens to be released upon the Closing, the Seller has good and valid title to the Royalty free and clear of all Liens.  Upon payment of the Purchase Price by the Buyer and the filing of the Specified Financing Statements, the Buyer will have acquired, subject to the terms and conditions set forth in this Agreement, good and valid title to the Royalty, free and clear of all Liens (other than Liens created by the Buyer, if any).  Upon the filing by the Buyer of the Specified Financing Statements with the Secretary of State of the State of Delaware and to the extent the Royalty constitutes an asset of the Seller that has not been sold as contemplated by the foregoing provisions of this Section 3.1(i), the security interest in the Royalty granted by the Seller to the Buyer pursuant to Section 1.4 shall be perfected and prior to all other Liens thereon to the extent that such security interest in the Royalty can be perfected under the UCC by the filing of the Specified Financing Statements in such filing office.

(j)UCC Representation and Warranties. The Seller’s exact legal name is, and for the immediately preceding ten years has been, “Cytokinetics, Incorporated”.  The Seller is, and for the prior ten years has been, incorporated in the State of Delaware.  Notwithstanding that an abbreviated version of the Seller’s name is used in the License Agreement (i.e., “Cytokinetics, Inc.”), the Seller is the party to the License Agreement opposite the Licensee.

(k)Taxes. No deduction or withholding for or on account of any tax has been made from any payment by the Licensee to the Seller under the License Agreement.  The Seller has filed (or caused to be filed) all material tax returns and material tax reports required to be filed under applicable law and has paid all material taxes required to be paid, except for any such taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with generally accepted accounting principles applicable to the Seller, as in effect from time to time.

(l)Brokers’ Fees. There is no investment banker, broker, finder, financial advisor or other intermediary who has been retained by or is authorized to act on behalf of the Seller who might be entitled to any fee or commission from the Buyer in connection with the transactions contemplated by this Agreement.

Section 3.2Buyer’s Representations and Warranties. The Buyer represents and warrants to the Seller that as of the date hereof and as of the Closing Date (as contemplated by Section 4.2(b)):

(a)Existence; Good Standing. The Buyer is a designated activity company duly incorporated, validly existing and in good standing under the laws of Ireland.  [*]. The Buyer is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and in good standing has not and would not reasonably be expected to have, either individually or in the aggregate, a Buyer Material Adverse Effect.

(b)Authorization.  The Buyer has the requisite organizational power and authority to execute, deliver and perform its obligations under this Agreement, the Bill of Sale and the Royalty Payment Instruction.  The execution, delivery and performance of this Agreement, the Bill of Sale and the Royalty Payment Instruction and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary organizational action on the part of the Buyer.

(c)Enforceability. This Agreement has been, and the Bill of Sale and the Royalty Payment Instruction when executed and delivered will be, duly executed and delivered by an authorized Person of the Buyer.  This Agreement constitutes, and the Bill of Sale and the Royalty Payment Instruction when executed and delivered will constitute, the valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with their respective terms, except as may be limited by applicable Bankruptcy Laws or by general principles of equity (whether considered in a proceeding in equity or at law).

(d)No Conflicts. The execution, delivery and performance by the Buyer of this Agreement, the Bill of Sale and the Royalty Payment Instruction do not and will not (i) contravene or conflict with the organizational documents of the Buyer, (ii) contravene or conflict with or constitute a default under or violation of any law or Judgment binding upon or applicable to the Buyer except for such contraventions, conflicts, defaults or violations that, individually or in the aggregate, would not reasonably be expected to result in a Buyer Material Adverse Effect or (iii) except for such contraventions, conflicts, breaches or defaults that, individually or in the aggregate, would not reasonably be expected to result in a Buyer Material Adverse Effect, contravene or conflict with, constitute a breach of, or constitute a default under any material agreement binding upon or applicable to the Buyer.

(e)Consents. Except for (i) the consents that have been obtained on or prior to the Closing, (ii) filings required by the federal securities laws or stock exchange rules, (iii) the Royalty Payment Instruction and (iv) the filing of the Specified Financing Statements with the Secretary of State of the State of Delaware, no consent, approval, license, permit, notice, order, authorization, registration, declaration or filing with or of any Governmental Entity or other Person is required to be done or obtained by the Buyer in connection with (A) the execution and delivery by the Buyer of this Agreement, the Bill of Sale and the Royalty Payment Instruction, (B) the performance by the Buyer of its obligations under this Agreement, the Bill of Sale or the Royalty Payment Instruction or (C) the consummation by the Buyer of any of the transactions contemplated by this Agreement, the Bill of Sale or the Royalty Payment Instruction.

(f)No Litigation. There is no action, suit, investigation or proceeding pending, or, to the knowledge of the Buyer, threatened (in writing), before any Governmental Entity, court or arbitrator to which the Buyer is a party that, individually or in the aggregate, would, if determined adversely to the Buyer, reasonably be expected to result in a Buyer Material Adverse Effect.

(g)Financing. The Buyer will have, as of the Closing Date, sufficient cash on hand to pay the entire Purchase Price.  The Buyer acknowledges that its obligations under this Agreement are not contingent on obtaining financing.  [*].

(h)Compliance with Laws. The Buyer has not violated, is not in violation of, has not been given written notice that it has violated, and, to the knowledge of the Buyer, the Buyer is not under investigation with respect to its violation of, nor has the Buyer been threatened (in writing) to be charged with any violation of, any law or Judgment applicable to the Buyer, which violation would reasonably be expected to result in a Buyer Material Adverse Effect.

(j)Brokers’ Fees. There is no investment banker, broker, finder, financial advisor or other intermediary who has been retained by or is authorized to act on behalf of the Buyer who might be entitled to any fee or commission from the Seller in connection with the transactions contemplated by this Agreement.

(k)Access to Information. The Buyer has such knowledge, sophistication and experience in financial and business matters that it is capable of evaluating the risks and merits of entering into the transactions contemplated by this Agreement.

Section 3.3No Implied Representations and Warranties. The Buyer acknowledges and agrees that, other than the express representations and warranties of the Seller specifically contained in THIS ARTICLE 3, there are no representations or warranties of the Seller either expressed or implied with respect to THE LICENSE AGREEMENT, THE ROYALTY OR THE TRANSACTIONS CONTEMPLATED HEREBY, and that the Buyer does not rely on, and shall have no remedies in respect of, any representation or warranty not specifically set forth in THIS ARTICLE 3, and all other representations and warranties are hereby expressly disclaimed.

Article 4

CONDITIONS TO CLOSING

Section 4.1Conditions to the Buyer’s Obligations. The obligations of the Buyer to consummate the transactions contemplated hereunder on the Closing Date are subject to the satisfaction (or waiver by the Buyer in accordance with Section 9.7), at or prior to the Closing, of each of the following conditions precedent:

(a)The Seller shall have performed and complied in all respects with all agreements, covenants, obligations and conditions required to be performed and complied with by it under this Agreement at or prior to the Closing Date, and the Buyer shall have received a certificate executed by a duly authorized officer of the Seller on the Closing Date certifying on behalf of the Seller to the effect of the foregoing.

(b)The representations and warranties of the Seller contained in Section 3.1 shall be true and correct in all respects as of the Closing Date as though made at and as of the Closing Date (with such changes to such representations and warranties as shall be requested by the Seller and agreed to in writing by the Buyer in the Buyer’s sole discretion), and the Buyer shall have received a certificate executed by a duly authorized officer of the Seller on the Closing Date certifying on behalf of the Seller to the effect of the foregoing.

(c)There shall not have been issued and be in effect any Judgment of any Governmental Entity, court or arbitrator enjoining, preventing or restricting the consummation of the transactions contemplated by this Agreement.

(d)There shall not have been instituted or be pending any action or proceeding by or before any Governmental Entity, court, arbitrator or any other Person (i) challenging or seeking to make illegal, to delay materially or to otherwise directly or indirectly restrain or prohibit the consummation of the transactions contemplated hereby, (ii) seeking to obtain material damages in connection with the transactions contemplated hereby or (iii) seeking to restrain or prohibit the Buyer’s receipt of the Royalty.

(e)The Buyer shall have received from the Seller the Lender Consent duly executed by the Lender and the Seller.

(f)The Buyer shall have received from the Seller the Licensee Letter Agreement duly executed by the Licensee and the Seller.

(g)The Buyer shall have received the officer’s certificate of the Seller as provided in Section 2.3(a).

(h)The Buyer shall have received the duly executed counterpart of the Seller to the Bill of Sale.

(i)The Buyer shall have received the Lien Release Documents.

Section 4.2Conditions to the Seller’s Obligations. The obligations of the Seller to consummate the transactions contemplated hereunder on the Closing Date are subject to the satisfaction (or waiver by the Seller in accordance with Section 9.7), at or prior to the Closing, of each of the following conditions precedent:

(a)The Buyer shall have performed and complied in all respects with all agreements, covenants, obligations and conditions required to be performed and complied with by it under this Agreement at or prior to the Closing Date, and the Seller shall have received a certificate executed by a duly authorized representative of the Buyer on the Closing Date certifying on behalf of the Buyer to the effect of the foregoing.

(b)The representations and warranties of the Buyer contained in Section 3.2 shall be true and correct in all respects as of the Closing Date as though made at and as of the Closing Date (with such changes to such representations and warranties as shall be requested by the Buyer and agreed to in writing by the Seller in the Seller’s sole discretion), and the Seller shall have received a certificate executed by a duly authorized representative of the Buyer on the Closing Date certifying on behalf of the Buyer to the effect of the foregoing.

(c)There shall not have been issued and be in effect any Judgment of any Governmental Entity, court or arbitrator enjoining, preventing or restricting the consummation of the transactions contemplated by this Agreement.

(d)There shall not have been instituted or be pending any action or proceeding by or before any Governmental Entity, court, arbitrator or any other Person (i) challenging or seeking to make illegal, to delay materially or to otherwise directly or indirectly restrain or prohibit the consummation of the transactions contemplated hereby, (ii) seeking to obtain material damages in connection with the transactions contemplated hereby or (iii) seeking to restrain or prohibit the Buyer’s receipt of the Royalty.

(e)The Seller shall have received the officer’s certificate of the Buyer as provided in Section 2.3(b).

(f)The Seller shall have received the Lender Consent duly executed by the Lender (which Lender Consent shall not contain any provisions that would reasonably be expected to have a material adverse effect on the business, financial position or results of operations of the Seller).

(g)The Seller shall have received the Licensee Letter Agreement duly executed by the Licensee [*].

(h)The Seller shall have received the duly executed counterpart of the Buyer to the Bill of Sale.

Article 5

COVENANTS

Section 5.1Disclosures. The parties shall agree upon the Press Release to be issued announcing this Agreement and the other Transaction Agreements.  Except for (i) the Press Release, (ii) the Seller’s Current Report on Form 8-K describing the material terms of this Agreement, the other Transaction Agreements and the transactions contemplated by this Agreement and the other Transaction Agreements or (iii) any other public announcement (including any periodic reports filed with the SEC) using substantially the same disclosure as such Press Release or Form 8-K, neither the Buyer nor the Seller shall, and each party hereto shall cause its respective Representatives, Affiliates and Affiliates’ Representatives not to, issue a press release or other public announcement or otherwise make any public disclosure with respect to this Agreement or the subject matter hereof without the prior written consent of the other party hereto (which consent shall not be unreasonably withheld or delayed), except as may be required by applicable law, regulation, or stock exchange rule (in which case the party hereto required to make the press release or other public announcement or disclosure shall (x) allow the other party hereto reasonable time to comment on such press release or other public announcement or disclosure in advance of such issuance and (y) if such press release, public announcement or disclosure involves a public disclosure of a copy of this Agreement or any exhibit or schedule hereto, the party hereto making such disclosure shall first redact from such copy of this Agreement or such exhibit or schedule, as the case may be, such portions as reasonably requested by the other party hereto before making such public disclosure; provided that such redactions are consistent with applicable law, regulation or stock exchange rule); provided that (a) no review or consent shall be required with respect to disclosures by either party hereto otherwise previously approved pursuant to this Section 5.1 and (b) notwithstanding anything herein to the contrary, each party hereto may, without the review or consent of the other party hereto, disclose (and nothing herein shall be construed to restrict either party hereto from disclosing) the Purchase Price and the amount and nature of the Royalty (and related accounting disclosures of the transactions contemplated hereby) in such party’s periodic reports and financial statements.

Section 5.2Payments Received by Seller; Interest Payments.

(a)[Intentionally Omitted.]

(b)If, notwithstanding the Royalty Payment Instruction [*], any payment of the Royalty is made to the Seller, the Seller shall pay over to the Buyer, promptly (and in any event within five (5) Business Days) after the receipt thereof, the amount of such payment received by wire transfer to an account designated in writing by the Buyer.  The Seller agrees that, in the event any payment of the Royalty is paid to the Seller, the Seller shall (i) until paid to the Buyer, hold such payment received in trust for the benefit of the Buyer and (ii) have no right, title or interest in such payment.  If a sum payable by either the Seller or the Buyer under this Agreement shall be overdue for five (5) or more Business Days, the party obligated to make such payment shall additionally pay to the party to whom such payment is owed interest (compounded quarterly) on the sum outstanding for each day from (and including) the date that is the fifth (5th) Business Day after the date such payment was due to (but excluding) the date of payment thereof at the rate equal to the lesser of (i) the sum of [*] per annum for the date that payment was due, as published by The Wall Street Journal, Eastern U.S. edition and (ii) the highest rate permitted by law; provided that a delay in payment by the Licensee of any payment to the Buyer (other than a delay as a result of any act or failure to act by the Seller) shall not be deemed an overdue payment by the Seller to the Buyer.  The payment of such interest shall not prevent the party to whom such payment is made from exercising any other rights it may have as a consequence of the lateness of any payment.

(c)[Intentionally Omitted.]

(d)The Seller shall be entitled to deduct and withhold from the payment by the Seller pursuant to Section 5.2(b) of the Royalty to the Buyer or its assignee any withholding taxes that the Seller is required to deduct and withhold with respect to any such payments under applicable law; provided that the Seller shall not make any such deduction or withholding if the Seller has received, as applicable, either (i) a valid, properly executed Internal Revenue Service Form W-9 certifying that the Buyer or the relevant assignee, as applicable, is a U.S. person or (ii) a valid, properly executed Internal Revenue Service Form W-8BEN-E (or other applicable W-8, with any necessary accompanying attachments) certifying that the Buyer or the relevant assignee, as applicable, is exempt from U.S. withholding tax; and provided, further, that the Seller shall not backup withhold any amounts in respect of any payments of the Royalty if the Buyer or relevant assignee, as applicable, furnishes the Seller a valid, properly executed Internal Revenue Service Form W-9 certifying that the Buyer or the relevant assignee, as applicable, is exempt from backup withholding or a valid, properly executed Internal Revenue Service Form W-8BEN-E (or other applicable W-8, with any necessary accompanying attachments) certifying that the Buyer or the relevant assignee is not a U.S. person. If the Seller is required by applicable law to deduct and withhold any withholding taxes from any such payment, the Seller shall timely pay over the full amount deducted or withheld to the relevant Governmental Entity in accordance with applicable law. Any amounts of U.S. withholding tax so deducted or withheld and timely paid over to the relevant Governmental Entity shall be treated for all purposes of this Agreement as having been paid to the Buyer; provided, however, that if (x) non-U.S. withholding tax is required to be withheld and deducted or (y) U.S. withholding tax is required to be withheld as a result of a Withholding Action by the Seller (including any assignee or successor) and the amount of such U.S. withholding exceeds the amount of U.S. withholding that would have been required if the Seller had not committed the Withholding Action, then the Seller shall pay an additional amount to the Buyer such that, after withholding from the payment contemplated by this Agreement and such additional amount, the Buyer receives the same amount as it would have received from the Seller absent such non-U.S. withholding or, in the case of U.S. withholding tax, such Withholding Action by the Seller, as applicable.  For the avoidance of doubt, if as a result of a Withholding Action by the Buyer (including any assignee or successor) the amount of withholding under the law of the applicable jurisdiction exceeds the amount of such withholding that would have been required in the absence of such Withholding Action by the Buyer, the Seller shall be required to pay an additional amount only to the extent that the Seller would be required to pay any additional amount to the Buyer pursuant to the preceding sentence if the Buyer had not committed such Withholding Action.  For purposes of this Section 5.2(d), “Withholding Action” by a party means (i) a permitted assignment or sublicense of this Agreement (in whole or in part) by such party to an Affiliate or a Third Party tax resident in a different country; (ii) the exercise by such party of its rights under this Agreement (in whole or in part) through an Affiliate or Third Party in a different country; (iii) a change of tax residency of such party, an assignee or a successor to a country other than the country of tax residency at the time of entering into this Agreement (in the case of the Buyer or successor of the Buyer), time of assignment (in the case of any assignee or successor of any assignee), or time the Seller committed a Withholding Action; and (iv) any other action taken after the date of this Agreement by such party that causes this Agreement or any payment contemplated by this Agreement to become subject to withholding tax in any country other than the United States.

Section 5.3Royalty Reduction. If the Licensee exercises any Royalty Reduction against any payment of the Royalty as a result of any amount owing from the Seller to the Licensee arising from or in connection with any matter other than the Royalty, such Royalty Reduction shall not reduce the applicable amount of the Royalty otherwise payable to the Buyer, and if such Royalty Reduction reduces the Royalty payable under the License Agreement to less than the full amount of the Royalty otherwise due and payable, then the Seller shall [*] following the date on which the Seller becomes aware of such Royalty Reduction (including the amount and the nature thereof), make a true-up payment to the Buyer (by wire transfer to an account designated in writing by the Buyer) such that the Buyer receives the full amount of such Royalty payments that would have been payable had such Royalty Reduction not occurred (as full and final settlement of any issues regarding such Royalty Reduction).

Section 5.4Royalty Reports; Other Information; Notices.

(a)[*].

(b)[*].

(c)[*].

(d)[*].

(e)[*].

Section 5.5Inspections and Audits of Licensee.

(a)[*].

(b)[*].

(c)[*].

Section 5.6Amendment of License Agreement. The Seller shall provide the Buyer a copy of any proposed Modification (as defined below) of any provision of the License Agreement as soon as practicable (and in any event not less than five (5) Business Days) prior to the date the Seller proposes to execute such Modification.  The Seller shall not, without the Buyer’s prior written consent, execute or agree to execute any alteration, amendment, waiver, change or addition (a “Modification”) of or to any provision of the License Agreement if such Modification would reasonably be expected to result in a Seller Material Adverse Effect (it being understood and agreed that any proposed Modification to the provisions of the License Agreement governing the amount or calculation of the Royalty or the procedures for payment of the Royalties shall be deemed, for purposes of this Section 5.6, to have such an effect). Subject to the foregoing, promptly, and in any event within five (5) Business Days, following receipt by the Seller of a fully executed Modification to the License Agreement, the Seller shall furnish a copy of such Modification to the Buyer.

Section 5.7Maintenance of License Agreement. The Seller shall comply with and perform all of its obligations under the License Agreement that are material to the interests of the Buyer hereunder.  [*].

Section 5.8Enforcement of License Agreement.

(a)[*].

(b)[*].

(c)[*].

Section 5.9Termination of License Agreement. The Seller shall not exercise any right to terminate the License Agreement, or agree with the Licensee to terminate the License Agreement, except with the prior written consent of the Buyer.

Section 5.10Preservation of Rights; Approval of Assignments of License Agreement.

(a)The Seller shall not hereafter sell, transfer, hypothecate, delegate, assign or in any manner convey or mortgage, pledge or grant a security interest or other encumbrance of any kind in any of its rights, title or interest in and to, or duties under, all or any portion of the License Agreement without the prior written consent of the Buyer (such consent not to be unreasonably withheld or delayed); provided that no such consent shall be required in connection with any assignment, sale or transfer (in whole or in part) of, or the granting of Permitted Liens on, the Seller’s right, title and interest in and to the Excluded Assets or the delegation of any of the Seller’s duties with respect to the Excluded Assets so long as, in each case, such assignment, sale, transfer, granting of Permitted Liens or delegation would not reasonably be expected to result in a Seller Material Adverse Effect.

(b)Promptly (and in any event within five (5) Business Days) following receipt by the Seller of a written request from the Licensee for consent to assign the License Agreement (in whole or in part) pursuant to Section 12(f) of the License Agreement, the Seller shall provide notice thereof to the Buyer.  The Seller and the Buyer shall consult with each other regarding whether to grant such consent.  In any event, the Seller shall not grant or withhold such consent without the prior written consent of the Buyer (such consent of the Buyer not to be unreasonably withheld or delayed).

(c)Promptly (and in any event no later than five (5) Business Days) following the Seller’s receipt of any fully executed assignment of the License Agreement by the Licensee or the Seller (other than any assignment, sale, transfer, granting of Permitted Liens or delegation that is described in the proviso to Section 5.10(a)), the Seller shall furnish a copy of such assignment to the Buyer.

Section 5.11Efforts to Consummate Transactions. Subject to the terms and conditions of this Agreement, each of the Seller and the Buyer shall [*].  Each of the Buyer and the Seller agrees to execute and deliver such other documents (including the Specified Financing Statements, other financing statements and continuation statements in respect thereof), certificates, agreements and other writings and to take such other actions as may be reasonably necessary in order to consummate the transactions contemplated by this Agreement.

Section 5.12Further Assurances. After the Closing, the Seller and the Buyer agree to execute and deliver such other documents (including all financing statements and continuation statements in respect thereof), certificates, agreements and other writings and to take such other actions as may be reasonably necessary in order to give effect to the transactions contemplated by this Agreement.

Section 5.13Payment Instructions. Prior to the termination of this Agreement pursuant to Article 7, except as specifically contemplated by Section 2.9, the Seller shall not, without the Buyer’s prior written consent, deliver any further directions to the Licensee regarding the payment of the Royalty of the type referred to in the Royalty Payment Instruction.

Section 5.14[*].

Section 5.15Buyer Consent Rights.  [*].

Article 6

INDEMNIFICATION

Section 6.1General Indemnity.  Subject to Section 6.3, from and after the date hereof:

(a)The Seller hereby agrees to indemnify, defend and hold harmless the Buyer and its Affiliates and its and their directors, partners, managers, trustees, officers, agents and employees (the “Buyer Indemnified Parties”) from, against and in respect of all Loss suffered or incurred by the Buyer Indemnified Parties to the extent arising out of or resulting from (i) any breach of any of the representations or warranties [*] (in each case, when made, including, without limitation, when made as of the date hereof and when made pursuant to the certificate delivered on the Closing Date pursuant to Section 4.1(b)) of the Seller provided in this Agreement, [*], or (iii) any breach of any of the covenants or agreements of the Seller in this Agreement or the Bill of Sale.

(b)The Buyer hereby agrees to indemnify, defend and hold harmless the Seller and its Affiliates and their directors, officers, agents and employees (the “Seller Indemnified Parties”) from, against and in respect of all Loss suffered or incurred by the Seller Indemnified Parties to the extent arising out of or resulting from (i) any breach of any of the representations or warranties (in each case, when made, including, without limitation, when made pursuant to the certificate delivered on the Closing Date pursuant to Section 4.2(b)) of the Buyer provided in this Agreement or (ii) any breach of any of the covenants or agreements of the Buyer in this Agreement or the Bill of Sale.

Section 6.2Notice of Claims. If either a Buyer Indemnified Party, on the one hand, or a Seller Indemnified Party, on the other hand (such Buyer Indemnified Party on the one hand and such Seller Indemnified Party on the other hand being hereinafter referred to as an “Indemnified Party”), has suffered or incurred any Loss for which indemnification may be sought under this Article 6, the Indemnified Party shall so notify the other party from whom indemnification is sought under this Article 6 (the “Indemnifying Party”) promptly (and in any case within fourteen (14) calendar days after such Loss has been suffered or incurred by the Indemnified Party) in writing describing such Loss, the amount or estimated amount thereof, if known or reasonably capable of estimation, and the method of computation of such Loss, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such Loss shall have occurred; provided, however, that a failure to by an Indemnified Party to give timely notice of a Loss in a timely manner pursuant to this Section 6.2 shall not limit or otherwise affect the indemnification obligation of the Indemnifying Party under this Article 6, except to the extent such Indemnifying Party is actually prejudiced thereby.  If any claim, action, suit or proceeding is asserted or instituted by the Licensee or a Third Party (a “Third Party Claim”) with respect to which an Indemnified Party intends to claim any Loss under this Article 6, such Indemnified Party shall promptly (and in any case within five (5) calendar days after the Indemnified Party’s receipt of notice of the commencement of such Third Party Claim) notify the Indemnifying Party of such claim, action, suit or proceeding.  A failure by an Indemnified Party to give timely notice of a Third Party Claim in a timely manner pursuant to this Section 6.2 shall not limit or otherwise affect the indemnification obligation of the Indemnifying Party under this Article 6, except to the extent such Indemnifying Party is actually prejudiced thereby.

Section 6.3Limitations on Liability. The indemnification provided for in this Article 6 shall be subject to the following limitations:

(a)The aggregate amount of all Loss for which Seller shall be liable hereunder pursuant to Section 6.1(a)(i) shall not exceed an amount equal to [*].

(b)For the avoidance of doubt, no party hereto shall be liable (including under Section 6.1) for any lost opportunity or any consequential, punitive, special or incidental damages (and no claim for indemnification hereunder in respect of such damages shall be asserted) as a result of any breach or violation of any covenant or agreement of such party (including under this Article 6) in or pursuant to this Agreement.

Section 6.4Third Party Claims. Upon providing notice to an Indemnifying Party by an Indemnified Party pursuant to Section 6.2 of the commencement of any Third Party Claim with respect to which such Indemnified

Party intends to claim any Loss under this Article 6, such Indemnifying Party shall have the right to defend such claim, at such Indemnifying Party’s expense and with counsel of its choice reasonably satisfactory to the Indemnified Party.  If the Indemnifying Party assumes the defense of such claim, the Indemnified Party shall, at the request of the Indemnifying Party, use commercially reasonable efforts to cooperate in such defense; provided, that the Indemnifying Party shall bear the Indemnified Party’s reasonable out-of-pocket costs and expenses incurred in connection with such cooperation.  So long as the Indemnifying Party is conducting the defense of such claim as provided in this Section 6.4, the Indemnified Party may retain separate co-counsel at its expense and may participate in the defense of such claim. Neither the Indemnified Party nor the Indemnifying Party shall consent to the entry of any Judgment or enter into any settlement with respect to such claim without the prior written consent of the other; provided that the consent of the Indemnified Party shall not be required if such Judgment or settlement (a) provides for the payment by the Indemnifying Party of money as sole relief (if any) for the claimant (other than customary and reasonable confidentiality obligations relating to such claim, Judgment or settlement), (b) results in the full and general release of the Indemnified Party from all liabilities arising out of, relating to or in connection with such claim and (c) does not involve a finding or admission of any violation of any law, rule, regulation or Judgment, or the rights of any Person, and has no effect on any other claims that may be made against the Indemnified Party.  Any party’s assumption of the defense of any Third Party Claim can be made with a reservation of the right to contest the right of Indemnified Party to be indemnified with respect to such claim under this Agreement, and a party’s consent to any settlement of a Third Party Claim shall not be used as evidence of the truth of the allegations in any Third Party Claim or the merits of such Third Party Claim.  Furthermore, the existence of any Third Party Claim shall not create a presumption of any breach by a party to this Agreement of any of its representations, warranties or covenants set forth in this Agreement.  The Indemnifying Party shall be liable for the reasonable out-of-pocket costs and expenses of counsel employed by the Indemnified Party in the defense of a Third Party Claim (which shall all be considered a Loss for purposes of this Agreement) for any period during which the Indemnifying Party has not assumed the defense thereof (other than during the period prior to the time the Indemnified Party shall have notified the Indemnifying Party of such Third Party Claim).

Section 6.5Exclusive Remedy. Except as set forth in Section 9.13, the rights of the parties hereto pursuant to (and subject to the conditions of) this Article 6 shall be the sole and exclusive remedy of the parties hereto and their respective Affiliates with respect to any Loss (whether based in contract, tort or otherwise) resulting from or relating to any breach of the representations, warranties, covenants and agreements made under this Agreement or any certificate, document or instrument delivered hereunder, and each party hereto hereby waives, to the fullest extent permitted under applicable law, and agrees not to assert after Closing, any other claim or action in respect of any such breach.  Notwithstanding the foregoing, claims for common law fraud shall not be waived or limited in any way by this Article 6.

Section 6.6Survival of Representations and Warranties. For purposes of Section 6.1, the representations and warranties of each of Seller and Buyer in Article 3 shall survive the execution and delivery of this Agreement and shall continue to survive until [*].  No party hereto shall have any liability or obligation of any nature with respect to any representation or warranty after the expiration of the survival period applicable to such representation or warranty, unless the other party hereto shall have delivered a notice to such party claiming such a liability or obligation under Section 6.1 prior to such expiration.

Article 7

TERMINATION

Section 7.1Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

(a)by mutual written agreement of the Buyer and the Seller;

(b)[*]; or

(c)by either the Buyer or the Seller upon notice in writing to the other party if the Closing shall not have been consummated on or before the Outside Date due to the failure to satisfy any of the conditions precedent applicable to such party’s obligations to consummate the transactions contemplated hereunder set forth in Article 4.  For purposes of this Section 7.1, “Outside Date” means October 12, 2020; provided, however, that if requested by the Seller or the Buyer and agreed to in writing by the other party in such other party’s sole discretion (exercised reasonably) on or before such aforementioned date, the Outside Date shall instead be November 11, 2020.

Section 7.2Automatic Termination. Unless earlier terminated as provided in Section 7.1, this Agreement shall continue in full force and effect until sixty (60) days after such time as the Licensee (or any other applicable Third Party) is no longer obligated to make any payments of the Royalty, at which point this Agreement shall automatically terminate, except with respect to any rights, obligations or claims of either party hereto that shall have accrued prior to such termination.

Section 7.3Survival. Notwithstanding anything to the contrary in this Article 7 (but subject to the provisions of the immediately succeeding sentence), the following provisions shall survive termination of this Agreement: Section 1.4 (True Sale), Section 5.1 (Disclosures), Article 6 (Indemnification), Section 7.3 (Survival), Article 8 (Confidentiality) and Article 9 (Miscellaneous).  In the event of a termination of this Agreement pursuant to Section 7.1, this Agreement shall be of no further force or effect without liability of any party hereto to the other party hereto; provided that (x) the termination of this Agreement pursuant to Section 7.1 shall not relieve any party of liability (including, without limitation, indemnification obligations under Article 6) in respect of a breach of any representation and warranty [*], or any covenant or agreement, under this Agreement by any party on or prior to termination and (y) the provisions of Article 6 (Indemnification), Section 7.3 (Survival), Article 8 (Confidentiality) and Article 9 (Miscellaneous) shall survive.

Article 8

CONFIDENTIALITY

Section 8.1Confidentiality. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the parties, the parties hereto agree that, for the term of the License Agreement and for ten (10) years thereafter, each party (the “Receiving Party”) shall keep confidential and shall not publish or otherwise disclose or transfer and shall not use for any purpose other than as provided for in this Agreement (which includes the exercise of any rights or the performance of any obligations hereunder) any information furnished to it by or on behalf of the other party (the “Disclosing Party”) directly relating to any Relevant Product or the transactions contemplated hereunder and delivered pursuant to this Agreement, including any and all information provided by the Licensee pursuant to the License Agreement (such information, “Confidential Information” of the Disclosing Party), except for that portion of such information that (which information shall not constitute “Confidential Information”):

(a)was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

(b)became generally available to the public or otherwise part of the public domain after its disclosure, other than through any act or omission of the Receiving Party or its Representatives in breach of this Agreement;

(c)is independently developed by the Receiving Party or any of its Affiliates without the use of the Confidential Information;

(d)was disclosed to the Receiving Party, other than under an obligation of confidentiality by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others; or

(e)is subsequently disclosed to the Receiving Party on a non-confidential basis by a Third Party without obligations of confidentiality with respect thereto.

Section 8.2Authorized Disclosure.  Either party may disclose Confidential Information to the extent such disclosure is reasonably necessary in the following situations:

(a)prosecuting or defending litigation;

(b)complying with applicable laws and regulations, including regulations promulgated by a global stock market or securities exchanges;

(c)complying with a valid order of a court of competent jurisdiction or other Governmental Entity;

(d)for regulatory, tax or customs purposes;

(e)for audit purposes, provided that each recipient of Confidential Information must be bound by customary obligations of confidentiality and non-use prior to any such disclosure;

(f)disclosure to its Affiliates and Representatives on a need-to-know basis, provided that each of such recipients of Confidential Information must be bound by customary obligations of confidentiality and non-use prior to any such disclosure;

(g)upon the prior written consent of the Disclosing Party; or

(h)disclosure to actual and potential licensees, acquirors, investors and other sources of funding, including underwriters, debt financing or co-investors, and their respective accountants, financial advisors and other professional representatives (“Financial Advisors”), provided, that (in the case of potential licensees, acquirors, investors and other sources of funding) such disclosure shall be made only to the extent customarily required to consummate such investment or financing transaction and that each recipient of Confidential Information must be bound by customary obligations of confidentiality and non-use prior to any such disclosure;

provided that, in the event the Receiving Party is required to make a disclosure of the Disclosing Party’s Confidential Information pursuant to Section 8.2(a), (b), (c) or (d), it will, except where impracticable, give reasonable advance written notice to the Disclosing Party of such disclosure and use reasonable efforts to secure confidential treatment of such information.  In any event, the Buyer shall not file or assist any Third Party in filing any patent application based upon or using the Confidential Information of the Seller provided hereunder.  Notwithstanding any other provision hereunder, the Receiving Party shall be liable to the Disclosing Party for any breach by its Affiliate and Representatives in the case of any disclosure made by a Receiving Party under Section 8.2(f) and any of its Financial Advisors in the case of any disclosure made by a Receiving Party under Section 8.2(h), if any such Person violates the terms of its confidentiality obligation or any of the terms set forth in this Agreement as if such Person was a party hereto.  Notwithstanding the foregoing, neither party hereto shall be restricted from disclosing the Purchase Price and the amount and nature of the Royalty in such party’s periodic reports and financial statements or disclosing the terms of the transactions contemplated by this Agreement in accordance with Section 5.1.

The Buyer hereby acknowledges that the Seller may from time to time provide the Buyer with information that may constitute material non-public information with respect to itself and the Licensee. Seller makes no representation or warranty and assumes no duty to inform Buyer whether any information delivered to Buyer pursuant to this Agreement constitutes material non-public information.  The Buyer hereby agrees that it shall not, and shall cause its Representatives and Affiliates to not, trade any securities of the Seller or the Licensee while in possession of any information received by it from the Seller pursuant to this Agreement in violation of securities laws.

[*].

Article 9

MISCELLANEOUS

Section 9.1Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by or under common control with such Person.  For purposes of this definition, the term “control” (including the correlative terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  For clarity, the Buyer shall not be considered an Affiliate of the Seller for the purpose of this Agreement.

“Agreement” is defined in the preamble.

“Bankruptcy Laws” means, collectively, in any jurisdiction, bankruptcy, insolvency, examinership, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally.

“Bill of Sale” is defined in Section 2.4.

“Business Day” means any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions located in New York, USA [*] are permitted or required by applicable law or regulation to remain closed.

“Buyer” is defined in the preamble.

“Buyer Indemnified Parties” is defined in Section 6.1(a).

“Buyer Material Adverse Effect” means [*].

“Closing” means the closing of the sale, transfer and conveyance of the Royalty hereunder.

“Closing Date” is defined in Section 2.1.

“Collaboration Agreement” means that certain License and Collaboration Agreement, dated as of the date hereof, between Ji Xing and the Seller.

“Confidential Information” is defined in Section 8.1.

“Disclosing Party” is defined in Section 8.1.

“Excluded Assets” means collectively:

(a)any and all amounts payable by the Licensee pursuant to [*] of the License Agreement with respect to Net Sales of any Product (as defined in the License Agreement), except with respect to Net Sales of the Relevant Products;

(b)any and all milestone payments payable by the Licensee pursuant to [*] of the License Agreement; and

(c)any and all other rights of the Seller under or in respect of the License Agreement (other than (i) the Royalty, and (ii) Proceeds payable to the Seller in respect of any unpaid Royalty or to which the Buyer is otherwise entitled pursuant to Section 5.8(c)).

“Financial Advisors” is defined in Section 8.2.

“Fundamental Representations” means [*].

“Funding Agreement” means that certain Funding Agreement dated as of the date hereof between the Buyer and the Seller.

“GAAP” means generally accepted accounting principles in the United States in effect from time to time.

“Governmental Entity” means any:  (a) nation, principality, republic, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or other entity and any court, arbitrator or other tribunal); (d) multi-national organization or body; or (e) individual, body or other entity exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

“Indemnified Party” is defined in Section 6.2.

“Indemnifying Party” is defined in Section 6.2.

“Ji Xing” means Ji Xing Pharmaceuticals Limited, a limited liability company organized and existing under the laws of Cayman Islands.

“Judgment” means any judgment, order, writ, injunction, citation, award or decree of any nature.

“Knowledge of the Seller” means the [*].

“Lender” is defined in the definition of Loan Agreement.

“License Agreement” means that certain Research Collaboration Agreement by and between the Licensee and the Seller dated August 24, 2012, as amended by that certain Amendment No. 1 to Research Collaboration Agreement effective as of July 8, 2013 and as may be further amended, restated, supplemented or otherwise modified from time to time [*].

“Licensee” means MyoKardia, Inc., a Delaware corporation.

“Licensee Proprietary Information” means Proprietary Information (as defined in the License Agreement) of the Licensee.

“Lien” means any mortgage, lien, pledge, charge, adverse claim, security interest, encumbrance or restriction of any kind, in each case to secure payment of a debt or performance of an obligation.

“Loan Agreement” means that certain Loan and Security Agreement, dated as of May 17, 2019, by and among Oxford Finance, LLC, as collateral agent and as lender thereunder, Silicon Valley Bank, as lender thereunder, the other lenders party thereto from time to time (collectively and individually, “Lender”) and the Seller, as amended by the First Amendment to Loan and Security Agreement dated as of November 6, 2019 and the Second Amendment to Loan and Security Agreement dated as of November 7, 2019, and as may be further amended, restated, supplemented or otherwise modified from time to time.

“Loss” means any and all Judgments, damages, losses, claims, costs, liabilities and expenses, including reasonable fees and out-of-pocket expenses of counsel.

“Mavacamten” means [*].

“Marketing Approval” means with respect to Mavacamten in any regulatory jurisdiction, approval from the applicable regulatory authority sufficient for the promotion and sale of Mavacamten in such jurisdiction in accordance with applicable law, including, without limitation, a U.S. New Drug Application.

“Modification” is defined in Section 5.6.

“Net Sales” shall have the meaning assigned such term in [*] of the License Agreement.

“Permitted Liens” means (a) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established; (b) statutory Liens such as claims or Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as supplier’s, carriers’, warehousemen’s, distributors’, wholesaler’s, materialmen’s and mechanic’s Liens and other similar Liens arising in the ordinary course of business; (c) Liens granted by the Seller to secure financing obligations (including the financing obligations under the Loan Agreement); and (d) banker’s liens for collection or rights of set off or similar rights and remedies as to deposit accounts or other funds maintained with depositary institutions.

“Person” means any individual, firm, corporation, company, partnership, limited liability company, trust, joint venture, association, estate, trust, Governmental Entity or other entity, enterprise, association or organization.

“Press Release” means one or more press releases describing this Agreement and the other Transaction Agreements and the transactions contemplated by this Agreement and the other Transaction Agreements issued individually by the Buyer and/or the Seller in a form reasonably satisfactory to the other party.

[*].

“Proceeds” means any amounts actually recovered by the Seller as a result of any settlement or resolution of any actions, suits, proceedings, claims or disputes contemplated by Section 5.8(a).

“Purchase Price” is defined in Section 1.2.

“Relevant Products” means [*]

“Representative” means, with respect to any Person, (a) any direct or indirect stockholder, member or partner of such Person and (b) any manager, director, officer, employee, agent, advisor or other representative (including attorneys, accountants, consultants, bankers, financial advisors and actual and potential lenders and investors) of such Person.

“Royalty” means all amounts payable by the Licensee pursuant to [*] of the License Agreement with respect to Net Sales of Relevant Products.

“Royalty Payment Instruction” means the irrevocable direction to the Licensee under the License Agreement in form and substance satisfactory to the Buyer [*].

“Royalty Reduction” is defined in Section 3.1(h)(ix).

“Royalty Reports” means the quarterly reports deliverable by the Licensee pursuant to [*] of the License Agreement in respect of Net Sales of Relevant Products.

“SEC” means the Securities and Exchange Commission.

“Seller” is defined in the preamble.

“Seller Indemnified Parties” is defined in Section 6.1(b).

“Seller Material Adverse Effect” means [*].

“Specified Financing Statements” is defined in Section 1.4.

“Stock Purchase Agreements” means those certain Common Stock Purchase Agreements, dated as of the date hereof, between the Seller and each of RTW Master Fund, Ltd., RTW Innovation Master Fund, Ltd. and RTW Venture Fund Limited.

“Third Party” means any Person other than the parties hereto (or an Affiliate of such parties).

“Third Party Claim” is defined in Section 6.2.

“Transaction Agreements” means the Collaboration Agreement, the Funding Agreement and Stock Purchase Agreements.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

Section 9.2Certain Interpretations. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement:

(a)“either” and “or” are not exclusive and “include,” “includes” and “including” are not limiting and shall be deemed to be followed by the words “without limitation;”

(b)“extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if;”

(c)“hereof,” “hereto,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement;

(d)references to a Person are also to its permitted successors and assigns;

(e)definitions are applicable to the singular as well as the plural forms of such terms;

(f)unless otherwise indicated, references to an “Article”, “Section”, “Schedule” or “Exhibit” refer to an Article or Section of, or a Schedule or Exhibit to, this Agreement;

(g)references to “$” or otherwise to dollar amounts refer to the lawful currency of the United States;

(h)references to a contract, license, indenture, instrument or agreement mean such contract, license, indenture, instrument or agreement as from time to time amended, modified or supplemented, in each case to the extent not prohibited thereby or by this Agreement;

(i)references to an agreement or other document include references to any annexes, exhibits and schedules attached thereto; and

(j)references to a law include any amendment or modification to such law and any rules and regulations issued thereunder, whether such amendment or modification is made, or issuance of such rules and regulations occurs, before or after the date of this Agreement.

Section 9.3Headings. The table of contents and the descriptive headings of the several Articles and Sections of this Agreement and any Exhibits and Schedules are for convenience only, do not constitute a part of this Agreement and shall not control or affect, in any way, the meaning or interpretation of this Agreement.

Section 9.4Notices. All notices and other communications under this Agreement shall be in writing and shall be by email with PDF attachment, facsimile, courier service or personal delivery to the following addresses, or to such other addresses as shall be designated from time to time by a party hereto in accordance with this Section 9.4:

If to the Seller, to it at:

Cytokinetics, Incorporated

280 East Grand Avenue

South San Francisco, CA 94080

Attn: General Counsel

Telephone: 650-624-3000

Facsimile: 650-624-3010

Email: mschlossberg@cytokinetics.com

with a copy to:

Cooley LLP

101 California Street,

San Francisco, CA 94111

Attention: Gian-Michele a Marca

Telephone: 415-693-2000

Facsimile: 415-693-2222

Email: gmamarca@cooley.com

If to the Buyer, to it at:

[*]

All notices and communications under this Agreement shall be deemed to have been duly given (i) when delivered by hand, if personally delivered, (ii) when received by a recipient, if sent by email, (iii) when sent, if sent by facsimile, with an acknowledgement of sending being produced by the sending facsimile machine or (iv) one (1) Business Day following sending within the United States by overnight delivery via commercial one-day overnight courier service.

Section 9.5Expenses. Except as otherwise provided herein, all fees, costs and expenses (including any legal, accounting and banking fees) incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and to consummate the transactions contemplated hereby shall be paid by the party hereto incurring such fees, costs and expenses.

Section 9.6Assignment.

(a)The Seller shall not sell, convey, assign, dispose, pledge, hypothecate or otherwise transfer all or any portion of its interest in this Agreement to any Third Party or the Licensee by operation of law, merger, change of control, or otherwise without the prior written consent of the Buyer (provided that such consent shall not be unreasonably withheld, conditioned or delayed), unless in connection therewith, if such Person acquires all of the Seller’s interest in the License Agreement (in compliance with Section 5.10 hereof) and this Agreement, prior to closing any such transaction, the Seller causes such Person to deliver a writing to the Buyer in which (i) if such Person is not the Licensee, such Person assumes all of the obligations of the Seller to the Buyer under this Agreement, and (ii) if such Person is the Licensee, the Licensee assumes all of the obligations of the Seller to the Buyer hereunder and agrees to pay the Royalty directly to the Buyer notwithstanding any subsequent termination of the License Agreement by the Licensee.

(b)The Buyer shall not sell, convey, assign, dispose, pledge, hypothecate or otherwise transfer any portion of this Agreement or any rights to the Royalty to any Person [*]

(c)Subject to the foregoing Sections 9.6(a) and 9.6(b), this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective permitted successors and assigns.  Any purported sale, conveyance, assignment, disposition, pledge, hypothecation or transfer in violation of Section 9.6(a) or Section 9.6(b) shall be null and void.

Section 9.7Amendment and Waiver.

(a)This Agreement may be amended, modified or supplemented only in a writing signed by each of the parties hereto.  Any provision of this Agreement may be waived only in a writing signed by the party hereto granting such waiver.

(b)No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  No course of dealing between the parties hereto shall be effective to amend, modify, supplement or waive any provision of this Agreement.

Section 9.8Entire Agreement. This Agreement and any Schedules and Exhibits annexed hereto constitute the entire understanding between the parties hereto with respect to the subject matter hereof and supersede all other understandings and negotiations with respect thereto.

Section 9.9No Third Party Beneficiaries. This Agreement is for the sole benefit of the Seller and the Buyer and their permitted successors and assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such successors and assigns, any legal or equitable rights hereunder.

Section 9.10Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

Section 9.11JURISDICTION; VENUE.

(a)EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS RESPECTIVE PROPERTY AND ASSETS, TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK COUNTY, NEW YORK, AND ANY APPELLATE COURT THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, AND THE BUYER AND THE SELLER HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  THE BUYER AND THE SELLER HEREBY AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAW.  EACH OF THE BUYER AND THE SELLER HEREBY SUBMITS TO THE EXCLUSIVE PERSONAL JURISDICTION AND VENUE OF SUCH NEW YORK STATE AND FEDERAL COURTS.  THE BUYER AND THE SELLER AGREE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THAT PROCESS MAY BE SERVED ON THE BUYER OR THE SELLER IN THE SAME MANNER THAT NOTICES MAY BE GIVEN PURSUANT TO SECTION 9.4 HEREOF.

(b)EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY NEW YORK STATE OR FEDERAL COURT.  EACH OF THE BUYER AND THE SELLER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN

INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Section 9.12Severability. If any term or provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any situation in any jurisdiction, then, to the extent that the economic and legal substance of the transactions contemplated hereby is not affected in a manner that is materially adverse to either party hereto, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect and the enforceability and validity of the offending term or provision shall not be affected in any other situation or jurisdiction.

Section 9.13Specific Performance. Each of the parties acknowledges and agrees that the other party may be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached or violated.  Accordingly, each of the parties agrees that, without posting bond or other undertaking, the other party will be entitled to seek an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement and to seek to enforce specifically this Agreement and the terms and provisions hereof in any action, suit or other proceeding instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity.

Section 9.14Relationship of Parties. The relationship between the Buyer and the Seller is solely that of purchaser and seller, and neither the Buyer nor the Seller has any fiduciary or other special relationship with the other party or any of its Affiliates.  This Agreement is not a partnership or similar agreement, and nothing contained herein shall be deemed to constitute the Buyer and the Seller as a partnership, an association, a joint venture or any other kind of entity or legal form for any purposes, including any tax purposes.  The Buyer and the Seller agree that they shall not take any inconsistent position with respect to such treatment in a filing with any Governmental Entity.

Section 9.15Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Copies of executed counterparts transmitted by telecopy, facsimile or other similar means of electronic transmission, including “PDF,” shall be considered original executed counterparts, provided receipt of such counterparts is confirmed.

Section 9.16[*]

(a)[*]

(b)[*]

(c)[*]

(d)[*]

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Royalty Purchase Agreement to be executed and delivered by their respective representatives thereunto duly authorized as of the date first above written.

SELLER:
Cytokinetics, Incorporated

By:	/s/ Robert I. Blum
Name:	Robert I. Blum
Title:	President & CEO

[Signature Page to Royalty Purchase Agreement]

BUYER:
Dolya Holdco 19 Designated Activity Company (in the process of changing its name to RTW Royalty Holdings Designated Activity Company)

By:	/s/ Roderick Wong
Name:	Roderick Wong, M.D.
Title:	Authorized Attorney

[Signature Page to Royalty Purchase Agreement]